SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2003

F.N.B. CORPORATION

Exact name of registrant as specified in its charter)

Florida	0-8144	25-1255406

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

F.N.B. Center, 2150 Goodlette Road North, Naples, Florida	34102

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (239) 262-7600

(Former name or former address, if changed since last report)

Item 5. Other Events

      As previously described in the Form 8-K filed on October 10, 2003 by F.N.B. Corporation (“FNB”), on October 8, 2003, FNB commenced the solicitation of written consents from certain of the holders of its subordinated notes to the execution of a Second Supplemental Indenture to the Indenture, dated as of May 15, 1992 and amended as of January 1, 1994, between FNB and J.P. Morgan Trust Company, National Association, as trustee (the “Trustee”), pursuant to which the notes were issued. FNB received the requisite consents approving the execution by FNB of the Second Supplemental Indenture and effective as of October 30, 2003, FNB and the Trustee executed the Second Supplemental Indenture. The Second Supplemental Indenture amends the Indenture to permit FNB to effect its planned spin-off of its Florida operations without causing a default under the Indenture.

      A copy of the Second Supplemental Indenture is included herewith as Exhibit 4.1, which is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      The following exhibit is filed with this Report:

Exhibit
Number	Description of Exhibit

4.1	Second Supplemental Indenture, dated as of October 30, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION

By: /s/ Thomas E. Fahey

Thomas E. Fahey Chief Financial Officer

Dated: October 31, 2003

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.1	Second Supplemental Indenture, dated as of October 30, 2003